Exhibit 10.1

AMENDMENT NO. 2

TO THE

INVESTMENT MANAGEMENT TRUST AGREEMENT

Amendment No. 2, dated as of August 22, 2014 (the “Amendment”), to the Investment Management Trust Agreement, dated as of October 18, 2012, as amended on April 24, 2014 (the “IMTA Agreement“), by and between Collabrium Japan Acquisition Corporation, a British Virgin Islands business company (the “Company”), and Continental Stock Transfer & Trust Company, a New York corporation (“Trustee”). Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the IMTA Agreement.

WHEREAS, the Company simultaneously consummated its initial public offering and the sale of its insider warrants in October 2012, consummated the sale of additional units from the partial exercise of the underwriters’ over-allotment option in November 2012 and deposited a total of $43,370,000 of the proceeds therefrom into the Trust Account;

WHEREAS, the Company previously obtained an initial extension of the date by which the Company had to consummate its initial business combination from January 24, 2014 to April 24, 2014 by offering its Public Shareholders the opportunity to redeem their Public Shares through a tender offer on Schedule TO in accordance with the tender offer rules under the Exchange Act, and in connection therewith, an aggregate of $18,287,031.94 was withdrawn and distributed from the Trust Account in accordance with the IMTA Agreement to pay the redemption price for the 1,770,937 Public Shares that were tendered and not properly withdrawn;

WHEREAS, the Company previously obtained a second extension of the date by which the Company had to consummate its initial business combination from April 24, 2014 to August 24, 2014 by (a) (i) amending and restating the Company’s Memorandum and Articles of Association to further extend the date by which the Company has to consummate its initial business combination from April 24, 2014 to August 24, 2014; and (ii) amending the IMTA Agreement to: (A) permit the withdrawal and distribution of an amount, not to exceed an aggregate of $12,582,968.06, from the Trust Account to those persons holding Public Shares who wish to exercise their redemption rights in connection with the amendment to the Company’s Memorandum and Articles of Association, and (B) extend the date on which to liquidate the Trust Account in accordance with the IMTA Agreement to August 24, 2014, and (b) offering its Public Shareholders the opportunity to redeem their Public Shares through a tender offer on Schedule TO in accordance with the tender offer rules under the Exchange Act, and in connection therewith, an aggregate of $92.94 was withdrawn and distributed from the Trust Account in accordance with the IMTA Agreement to pay the redemption price for the 9 Public Shares that were tendered and not properly withdrawn;

1

WHEREAS, the Company has sought the approval of its Public Shareholders at a meeting of its shareholders (the “Shareholder Meeting”) to: (i) further amend and restate the Company’s Memorandum and Articles of Association to further extend the date by which the Company has to consummate its initial business combination from August 24, 2014 to February 24, 2015 (the “Extension Amendment”); and (ii) amend the IMTA Agreement to: (A) permit the withdrawal and distribution of an amount, not to exceed an aggregate of $14,168,684.42, from the Trust Account to those persons holding Public Shares who wish to exercise their redemption rights in connection with the Extension Amendment, and (B) extend the date on which to liquidate the Trust Account in accordance with the IMTA Agreement to February 25, 2015 (the “IMTA Amendment”); and

WHEREAS, holders of at least sixty-five percent (65%) of the Company’s outstanding ordinary shares voting at the Shareholder Meeting approved the Extension Amendment and holders of at least sixty-five percent (65%) of then outstanding Public Shares approved the IMTA Amendment.

NOW, THEREFORE, in consideration of the mutual agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree to amend the IMTA Agreement as set forth herein:

1. Agreements and Covenants of Trustee.

1.1 Section 1(i). Section 1(i) is hereby amended and restated in its entirety so that it now reads in full as follows:

“(i) Commence liquidation of the Trust Account only after and promptly after receipt of, and only in accordance with, the terms of a letter (“Termination Letter”), in a form substantially similar to that attached as either Exhibit A or Exhibit C hereto, signed on behalf of the Company by an executive officer and complete the liquidation of the Trust Account and distribute the Property in the Trust Account only as directed by the Company; provided, however, that in the event that a Termination Letter has not been received by the Trustee by 11:59 P.M. New York City time on February 25, 2015 (“Termination Date”), the Trust Account shall be liquidated as soon as practicable thereafter in accordance with the procedures set forth in the Termination Letter attached as Exhibit C hereto and distributed to the Public Shareholders of record at the close of trading (4:00 P.M. New York City time) on the Termination Date. For the purposes of clarity, any transmission of such Termination Letter electronically, whether by facsimile, electronic mail (e-mail), PDF or otherwise, shall constitute an original of such Termination Letter hereunder.”

1.2 Section 1(j). Section 1(j) is hereby amended and restated in its entirety so that it now reads in full as follows:

“(j) At a meeting of its shareholders held on August 18, 2014, the Company’s shareholders approved the amendment and restatement of the Company’s Memorandum and Articles of Association to extend the date by which the Company has to consummate its initial business combination from August 24, 2014 to February 24, 2015 (the “Extension Amendment”). The Trustee shall, upon and in accordance with the written instruction of the Company, disburse to the Public Shareholders who (i) elected to exercise their redemption rights in connection with the Extension Amendment and redeem the Public Shares through an issuer tender offer (the “Tender Offer”) on Schedule TO in accordance with the tender offer rules under the Exchange Act and (ii) delivered the Public Shares to the depositary agent prior to the expiration of the Tender Offer, as directed by the Company in the Tender Offer documents, the amount indicated by the Company as required to pay the shareholders that have redeemed their Public Shares, in an aggregate amount not to exceed $14,168,684.42.”

2

1.3 Recitals. The recitals are hereby incorporated by reference.

2. Miscellaneous.

2.1 Governing Law. The validity, interpretation, and performance of this Amendment shall be governed in all respects by the laws of the State of New York, without giving effect to conflicts of law principles. The parties agree that all actions and proceedings arising out of this Amendment or any of the transactions contemplated hereby shall be brought in the United States District Court for the Southern District of New York or in a New York State Court in the County of New York and that, in connection with any such action or proceeding, submit to the jurisdiction of, and venue in, such court. Each of the parties hereto also irrevocably waives all right to trial by jury in any action, proceeding or counterclaim arising out of this Amendment or the transactions contemplated hereby.

2.2 Binding Effect. This Amendment shall be binding upon and inure to the benefit of the parties hereto and to their respective heirs, legal representatives, successors and assigns.

2.3 Entire Agreement. This Amendment sets forth the entire agreement and understanding between the parties as to the subject matter hereof and merges and supersedes all prior discussions, agreements and understandings of any and every nature among them. Except as set forth in this Amendment, provisions of the IMTA Agreement which are not inconsistent with this Amendment shall remain in full force and effect.

2.4 Severability. This Amendment shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Amendment or of any other term or provision hereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as part of this Amendment a provision as similar in terms to such invalid or unenforceable provision as may be possible and be valid and enforceable.

2.5 Counterparts. This Amendment may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall constitute one and the same instrument.

[Signature Page Follows]

3

IN WITNESS WHEREOF, the undersigned have executed this Amendment to the IMTA Agreement as of the date first written above.

CONTINENTAL STOCK TRANSFER &
TRUST COMPANY, as Trustee

By:	/s/ Frank A. Di Paolo
Name:	Frank A. Di Paolo
Title:	Vice President

COLLABRIUM JAPAN ACQUISITION
CORPORATION

By:	Koji Fusa
Name:	Koji Fusa
Title:	Chief Executive Officer

4